UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.            )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under §240.14a-12

Nuveen Intermediate Duration Municipal Term Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Nuveen Intermediate Duration Municipal Term Fund (NID)

Nuveen Intermediate Duration Quality Municipal Term Fund (NIQ)

Special Meeting of Shareholders

Please vote promptly

VOTING IS QUICK AND EASY

Dear Shareholder:

We recently sent you proxy materials concerning an important proposal regarding your investment, which will be considered at a Special Meeting of Shareholders on October 12, 2022. This letter was sent to you because you held shares on the record date and we have not received your vote.

Your vote is critical to this process. Please vote prior to the Special Meeting. Because your vote is critical, our outreach to you will continue until there is sufficient voting to reach a quorum.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

Mark L. Winget

Vice President and Secretary

The Nuveen Closed-End Funds

Vote by one of these four options:

Vote Online Visit the website noted on the enclosed proxy card and follow the instructions	Vote by Mail Mail your signed proxy card(s) in the postage-paid envelope

Vote by Phone Call the toll-free number printed on the enclosed proxy card and follow the automated instructions. Available 7 days a week 24 hours a day.	Speak with a Proxy Specialist Call 1-866-456-7052 with any questions. Specialists can assist with voting. Available Mon-Fri from 9 a.m. – 11 p.m. ET and Sat from noon – 6 p.m. ET